EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 15, 2014, between Lucas Energy, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.4.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Units, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means The Loev Law Firm, PC, with offices located at 6300 West Loop South, Suite 280, Bellaire, Texas 77401.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“DWAC” shall have the meaning ascribed to such term in Section 2.2(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by (i) the shareholders of the Company; or (ii) a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Irrevocable Transfer Agent Instructions” shall have the meaning ascribed to such term in Section 2.2(a)(ii).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, right of first offer, preemptive right or other restriction.

“Listable Shares” means the Shares and the shares of Common Stock issuable upon exercise of the Warrants (including any anti-dilution rights thereon), subject in all cases to the Share Cap set forth in the Warrant Agreements.

“Major Purchaser” means any Purchaser, and any of its Affiliates, which collectively acquire at least 1,000,000 Shares of Common Stock pursuant to this Agreement.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Per Unit Purchase Price” equals $0.60 per Unit, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed in connection with the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

“Registration Rights Agreement” means the registration rights agreement, by and between each Purchaser and the Company, dated as of the date hereof.

“Registration Statement” means the effective registration statement with Commission file No. 333-188663, which registers the sale of the Units to each Purchaser.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“ROFO Notice” shall have the meaning ascribed to such term in Section 4.11(a).

“ROFO Notice Period” shall have the meaning ascribed to such term in Section 4.11(b).

“ROFO Securities” shall have the meaning ascribed to such term in Section 4.11(a).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Units purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Termination Date” shall have the meaning ascribed to such term in Section 5.1.

“Third Party Offering” shall have the meaning ascribed to such term in Section 4.11(b).

“Third Party Offering Notice” shall have the meaning ascribed to such term in Section 4.11(c).

“Third Party Offering Notice Period” shall have the meaning ascribed to such term in Section 4.11(c).

“Third Party Offering Terms” shall have the meaning ascribed to such term in Section 4.11(c).

“Third Party ROFR” shall have the meaning ascribed to such term in Section 4.11(c).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrant Agreements, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means ClearTrust, LLC, the current transfer agent of the Company, with a mailing address of 17961 Hunting Bow Circle, Suite 102, Lutz, FL 33558, and any successor transfer agent of the Company.

“Units” means the units, each consisting of one (1) Share and one half (1/2) of one Warrant to purchase one (1) share of Common Stock of the Company, issued or issuable to each Purchaser pursuant to this Agreement.

 “WaivedROFO Offering Period” shall have the meaning ascribed to such term in Section 4.11(c).

“Warrants” means the warrants to purchase shares of Common Stock granted or grantable to each Purchaser pursuant to this Agreement, which shall have a term of five years, an exercise price of $1.00 per share, and be in the form of Exhibit A hereto.

“Warrant Agreements” means the Common Stock Purchase Warrants evidencing the Warrants granted or grantable to each Purchaser pursuant to this Agreement.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of 3,333,333 Units.  On the Closing Date, each Purchaser shall deliver to the Company via wire transfer immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall deliver to each Purchaser (i) its respective Shares in accordance with Section 2.2(a); and (ii) an executed Warrant Agreement evidencing each Purchaser’s respective Warrants, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2           Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           this Agreement and each of the other Transaction Documents to which the Company is a party, each duly executed by the Company;

(ii)           a copy of the duly executed irrevocable instructions to the Transfer Agent (the “Irrevocable Transfer Agent Instructions”), instructing the Transfer Agent to deliver at the Closing via the Depository Trust Company Deposit Withdrawal Agent Commission System (“DWAC”) Shares equal to each Purchaser’s Subscription Amount divided by the Per Unit Purchase Price, registered in the name of each Purchaser as specified on the signature pages of this Agreement, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent, including a copy of the opinion of Company counsel;

(iii)           an opinion of counsel (including a negative assurance) from Company Counsel in form and substance satisfactory to the Major Purchasers;

(iv)           a certificate, in a form reasonably acceptable to the Major Purchasers, executed by the Secretary of the Company and dated as of the Closing Date, as to (1) the resolutions consistent with Section 3.1(c) as adopted by the Board of Directors, (2) the Articles of Incorporation of the Company as in effect at the Closing and (3) the Amended and Restated Bylaws of the Company as in effect at the Closing;

(v)           a certificate, in a form reasonably acceptable to the Major Purchasers, executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date, certifying the satisfaction of the conditions set forth in Sections 2.3(b)(i), 2.3(b)(ii), 2.3(b)(iv), and 2.3(b)(v);

(vi)           a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing; and

(vii)           the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b)           On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement and each of the other Transaction Documents to which each Purchaser is a party, each duly executed by each Purchaser; and

(ii)           each Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company.

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects  (except with respect to any provisions including the word “material” or words of similar import) on the Closing Date of the representations and warranties of each Purchaser contained herein (unless as of a specific date therein, which shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)           The obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects (except with respect to any provisions including the word “material” or words of similar import, and except with respect to materiality, as reflected under GAAP in the representations related to the financial statements of the Company, with respect to which such representations and warranties must be accurate and complete) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, which shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed, including without limitation the issuance of all Units in connection with the Closing as required by the Transaction Documents;

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)           no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no Proceedings shall be in progress or pending by any Person that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents;

(vi)           the Shares and the shares of Common Stock issuable upon exercise of the Warrants (including upon any anti-dilution terms associated therewith) shall be designated for listing or quotation (as the case may be) on the Company’s principal Trading Market, to the extent such listing will not exceed the Share Cap set forth in the Warrant Agreements; and

(vii)           from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Units at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are as set forth in the SEC Reports.  The Company owns equity interests of each Subsidiary as set forth in the Prospectus and the Prospectus Supplement free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized, validly issued and are fully paid, non-assessable and free of preemptive and similar rights of others to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as described in the Prospectus and the Prospectus Supplement.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, management, properties, operations, condition (financial or otherwise) or business prospects of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders (subject in all cases to the Share Cap described in the Warrant Agreements) in connection therewith other than in connection with the Required Approvals.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.  The transactions contemplated hereby and by the other Transaction Documents, including the issuance of the Units (including the Shares, Warrants, and shares of Common Stock issuable upon exercise of the Warrants), are not subject to any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated (subject in all cases to the Share Cap described in the Warrant Agreements).

(d)           No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Units (including the shares of Common Stock issuable upon exercise of the Warrants) and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, contract, credit facility, indebtedness or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person, including any Trading Market, in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.3 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for the listing of the Listable Shares, for trading thereon in the time and manner required thereby, it being understood that shareholder approval is not required under the provisions of the Company’s principal Trading Market for the consummation of the transactions contemplated by the Transaction Documents, and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Shares; Registration.  The Shares and the shares of Common Stock issuable upon exercise of the Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on May 24, 2013 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  The Company, if required by the rules and regulations of the Commission, will file the Prospectus Supplement with the Commission pursuant to Rule 424(b) under the Securities Act.  At the time the Registration

Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  Except as disclosed on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first offer, right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Units and as disclosed in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Units (including the shares of Common Stock issuable upon exercise of the Warrants) will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers).  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Units (including the shares of Common Stock issuable upon exercise of the Warrants).  Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  The Company has sufficient shares of Common Stock duly authorized for issuance of the Shares and the shares of Common Stock issuable upon exercise of the Warrants (subject in all cases to the Share Cap described in the Warrant Agreements) pursuant to its Articles of Incorporation that have not otherwise been issued or reserved or committed for issuance.

(h)           SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved

(“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes; Undisclosed Events, Liabilities or Developments.

(i)           Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (1) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (2) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed by the Company under applicable securities laws in filings made with the Commission, (3) the Company has not altered its method of accounting or the identity of its auditors, (4) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (5) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, (6) the Company has not sold any assets outside of the ordinary course of business and (7) the Company has not made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Units contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company, any of its Subsidiaries or any of their respective businesses, prospects, properties, liabilities, operations (including results thereof), assets or condition (financial or otherwise) that would (x) be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least three (3) Trading Days prior to the date that this representation is made, or (y) could reasonably be expected to result in a Material Adverse Effect.

(ii)           The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact that would reasonably lead a creditor to do so.  The Company is not, and after giving effect to the transactions contemplated by the Transaction Documents to occur at the Closing will not be, Insolvent.  The Company has not engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s remaining assets constitute unreasonably small capital.

(j)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective assets or properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Units (including the shares of Common Stock issuable upon exercise of the Warrants).  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty which has not been previously resolved or settled.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.

(l)           Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, mine safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property, do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries which is material to the business of the Company and Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights, and all applications and registrations therefor, necessary or material to conduct their respective businesses as now conducted and as presently proposed to be conducted (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within three (3) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as disclosed in the SEC Reports.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(p)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company in the ordinary course of business and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)           Sarbanes-Oxley.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.

(s)           Certain Fees.  Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  No Purchaser shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Units, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u)           Listing and Maintenance Requirements.  Other than as previously reported in the SEC Reports, or press releases publicly filed by the Company, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(v)           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any Purchaser or any of such Purchaser’s agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus and the Prospectus Supplement.  The Company understands and confirms that each Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to each Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Purchaser makes nor has any Purchaser made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(w)           No Integrated Offering.  Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Units to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(x)           Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(y)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(z)           Acknowledgment Regarding Purchaser’s Purchase of Units.  The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Units.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(aa)           Acknowledgement Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(b) and 4.9 hereof), it is understood and acknowledged by the Company that: (i) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short (except as provided in Section 4.9 herein), securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Units, Shares, Warrants or the shares of Common Stock issuable upon exercise of the Warrants, for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; and (iii) the Purchasers shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) the Purchasers may engage in hedging activities at various times during the period that the Units, Shares or Warrants are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(bb)           Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, Units or Warrants, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, Units or Warrants, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(cc)           Internal Accounting and Disclosure Controls.  Except as disclosed in the SEC Reports, the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  Except as disclosed in the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(dd)           Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could reasonably be expected to result in a Material Adverse Effect.

3.2           Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby severally, and not jointly, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority.  Such Purchaser, if an entity, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability company, or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person expressly acting on behalf of such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) as of the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder (whether or not such term sheet was executed) and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Units covered by this Agreement.  Other than to other Persons party to this Agreement and such Purchaser’s legal counsel, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(c)           Each Purchaser confirms and acknowledges that it is aware of that fact that on February 28, 2014, the Company received notice from the NYSE MKT  that the Company was not in compliance with one of the NYSE MKT ’s continued listing standards as set forth in Part 10 of the NYSE MKT Company Guide (the “Company Guide”). Specifically, the Company was not in compliance with Section 1003(a)(iv) of the Company Guide in that it had sustained losses which are substantial in relation to its overall operations or its existing financial resources, or its financial condition had become impaired such that it appeared questionable, in the opinion of the NYSE MKT, as to whether the Company would be able to continue operations and/or meet its obligations as they mature. On March 14, 2014, the Company presented its plan to the NYSE MKT.  On March 31, 2014, the NYSE MKT notified the Company that it had accepted the Company's plan of compliance and granted the Company a conditional extension until April 14, 2014 by which the Company is required to regain compliance with Section 1003(a)(iv) of the NYSE MKT Company Guide and/or demonstrate adequate progress to that end, which date the Company is in the process of working to extend.

(d)           The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Furnishing of Information.  For a period equal to the earlier of (i) the date such Purchaser, or any of its Affiliates, no longer owns the Units, Shares, Warrants or any shares of Common Stock issuable upon exercise of the Warrants or (ii) the date that is two (2) years from the Closing Date, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.2           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3           Securities Laws Disclosure; Publicity.  The Company shall (a) by 8:30 a.m. (New York City time) on the 2nd Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby and (b) file a Current Report on Form 8-K with the Commission, including the Transaction Documents as exhibits thereto, within four Trading Days following the date hereof.  From and after the issuance of such press release, the Company shall have publicly disclosed all material, non-public information delivered to the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  The Company and the Purchasers shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any of the Purchasers shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchasers, or without the prior consent of the Major Purchasers, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (x) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (y) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide such Purchaser with prior notice of such disclosure permitted under this clause (y).

4.4           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Units, Shares or Warrants (including shares of Common Stock issuable upon exercise of the Warrants) under the Transaction Documents or under any other agreement between the Company and the Purchasers or by virtue of any Purchaser’s beneficial ownership of any securities of the Company or possession of rights to acquire securities of the Company, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

4.5           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will, after the date hereof, provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, each Purchaser agrees not to, and shall direct its agents and counsel not to, after the date hereof request any information that, to its actual knowledge, constitutes material non-public information from the Company or any Person acting on its behalf, unless prior thereto such Purchaser shall have executed a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6           Use of Proceeds.  The Company shall use the net proceeds from the sale of the Units hereunder solely for oil and gas development and for general corporate purposes and shall not use such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents, or (c) the settlement of any outstanding litigation.

4.7           Indemnification of Purchaser.  Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, managers, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls any

Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, managers, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of any Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by such Purchaser caused solely by such Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.  The indemnification required by this Section 4.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others.

4.8           Listing of Common Stock.  The Company hereby agrees to use best efforts to maintain the listing or quotation (as the case may be) of the Common Stock on the Trading Market on which it is currently listed or designated for quotation (as the case may be), and concurrently with or prior to the Closing, the Company shall apply to list or quote all of the Listable Shares on such Trading Market and promptly, but in no event later than the Closing Date, secure the listing or designation for quotation (as the case may be) of all of the Listable Shares on such Trading Market.  The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Listable Shares, and will take such other action as is necessary to cause all of the Listable Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.8.

4.9           Certain Transactions and Confidentiality.  Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3.  Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.3, each Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.3.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Units covered by this Agreement.  Notwithstanding the preceding sentences of this Section 4.9, each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales of any of the Company’s securities during the period commencing at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3 and ending six months from the Closing Date, provided, however, that this restriction will not apply if such Purchaser no longer owns any of the Units, Shares, Warrants or shares of Common Stock issuable upon exercise of the Warrants.

4.10           Transfer Agent Instructions. The Company hereby covenants and agrees that it will not give the Transfer Agent any instruction with respect to the Units and securities comprising the Units other than the Irrevocable Transfer Agent Instructions.

4.11           Major Purchaser Rights of First Offer.  For a period of six months following the Closing Date:

(a)           At any time the Company proposes to make an offer to sell any of its securities, including but not limited to its Common Stock, Common Stock Equivalents, or preferred stock (the “ROFO Securities”), the Company shall provide written notice of the proposed transaction (the “ROFO Notice”), as promptly as possible, to each Major Purchaser.  The ROFO Notice shall include a description of the securities that are the subject of the offer, including the number of securities offered, the price per unit of the securities, and the other material terms and conditions of the securities, and the proposed timing of the transaction, which shall close within 30 Business Days from the date of the ROFO Notice.

(b)           Upon receipt of the ROFO Notice, each Major Purchaser shall have 10 Business Days (the “ROFO Notice Period”) to elect to purchase the ROFO Securities on terms and subject to conditions mutually agreed upon between the Company and such Major Purchaser.

(c)           If the Company and the Major Purchasers do not agree to terms and conditions for the purchase and sale of the ROFO Securities to the Major Purchasers during the ROFO Notice Period, or the Major Purchasers otherwise waive their rights under this Section 4.11 with respect to such ROFO Notice, the Company may during the 30 Business Day period immediately following the expiration of the ROFO Notice Period (the “Waived ROFO Offering Period”) offer the ROFO Securities to third parties on such terms and conditions as the Company may determine commercially reasonable in its sole discretion, which may be more or less favorable than those set forth in the ROFO Notice (the “Third Party Offering”). If the Company does not consummate the offer and sale of the Third Party Offering within the Waived ROFO Offering Period, the rights provided hereunder shall be deemed to be revived and the ROFO Securities shall not be offered or sold to any Person, unless the Company sends a new ROFO Notice in accordance with, and otherwise complies with this Section 4.11.

(d)           In the event the Company and any third party agree to terms on any Third Party Offering during the Waived ROFO Offering Period (such terms defined herein as the “Third Party Offering Terms”), the Company shall provide the Major Purchasers written notice of such Third Party Offering Terms and the fact that the Company is proceeding with the Third Party Offering (the “Third Party Offering Notice”). Each Major Purchaser shall have 10 Business Days (the “Third Party Offering Notice Period”) to elect to purchase up to their pro rata portion of 33% (provided that any participating Major Purchaser may purchase any securities not purchased by any non-participating Major Purchaser) of the total securities to be sold by the Company in the Third Party Offering, subject in each case to the Third Party Offering Terms (the “Third Party ROFR”).  In the event any Major Purchasers do not provide the Company written notice of their intent to exercise the Third Party ROFR during the Third Party Offering Notice Period, the Company may move forward with the proposed Third Party Offering on substantially similar terms as the Third Party Offering Notice.

(e)           Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance.

4.12           Veto Rights of Major Purchasers.  For a period of six months following the Closing Date each Major Purchaser shall have the right to veto (a) any offering of Common Stock or Common Stock Equivalents that is proposed to occur at a purchase price that is less than $0.60 per share (as equitably adjusted for any stock splits, stock dividends or recapitalizations); and (b) any equity option or warrant issuances at an exercise price that is less than $0.60 per share, in each case (a) and (b), except pursuant to existing employee, officer or director incentive compensation plans.

4.13           Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before April 21, 2014 (the “Termination Date”); provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2           Fees and Expenses.  The Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Company incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Units (including any shares of Common Stock issuable upon exercise of the Warrants) to the Purchasers.  In addition, the Company shall reimburse the Major Purchasers, in the aggregate, for their reasonable and actual out-of-pocket transaction costs and legal fees, including fees of outside counsel, incurred in connection with the transactions contemplated by the Transaction Documents, including the issuance of the Units (including any shares of Common Stock issuable upon exercise of the Warrants), and actual out-of-pocket transaction costs and legal fees incurred as part of this transaction and the Major Purchasers’ ongoing due diligence activities with respect to its investment in the Company incurred since January 1, 2014, with the exception of standard regulatory filings, regardless of whether such transactions are consummated; provided, however, that the Company shall not be required to pay in the aggregate any amounts pursuant to this sentence in excess of $70,000 (payable $50,000 to Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) and $20,000 to Jackson Walker L.L.P.) without the express written consent of the Company.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least 51% in interest of the Units based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  Subject to the following sentence, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Units or securities comprising the Units, provided that such transferee agrees in writing to be bound, with respect to the transferred Units or applicable security which was a component of the Unit, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Harris County, Texas.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Harris County, Texas, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.7, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival.  The representations and warranties contained herein and the rights provided in Section 4.11 and Section 4.12 shall survive the Closing and the delivery of the Units and the issuance of the shares of Common Stock issuable upon exercise of the Warrants.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever a Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14           Replacement of Units.  If any certificate or instrument evidencing any Units or securities comprising the Units is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Units or security which is a component of the Unit.

5.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16           Payment Set Aside.  To the extent that the Company makes a payment or payments to a Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18           Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.  In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.19           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.20           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents, and each Purchaser has conducted its own diligence review.  Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through Akin Gump.  Akin Gump does not represent any of the Purchasers other than Ironman Master Fund and any affiliate of Ironman Master Fund that is purchasing Units hereunder.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LUCAS ENERGY, INC.		Address for Notice:
By: Name:	/s/ Anthony C. Schnur Anthony C. Schnur	3555 Timmons Lane, Suite 1550 Houston, Texas 77027
Title:	CEO	Fax: Attention:	_____________________ _____________________

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

 SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO LUCAS ENERGY, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Ironman Energy Master Fund

Signature of Authorized Signatory of Purchaser: /s/ G. Bryan Dutt

Name of Authorized Signatory: G. Bryan Dutt

Title of Authorized Signatory: Managing Director

Email Address of Authorized Signatory: bdutt@ironmanenergycapital.com

Facsimile Number of Authorized Signatory: 713-218-6946

Address for Notice to Purchaser:   2211 Norfolk, Suite 611, Houston, TX 77098

Address for Delivery of Securities to Purchaser (if not same as address for notice):

________________________________
________________________________

Subscription Amount: $700,000
Number of Shares: 1,166,666
Number of Warrants: 583,333

24

[PURCHASER SIGNATURE PAGES TO LUCAS ENERGY, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Ironman PI Fund II (QP), LP

Signature of Authorized Signatory of Purchaser: /s/ G. Bryan Dutt

Name of Authorized Signatory: G. Bryan Dutt

Title of Authorized Signatory: Managing Director

Email Address of Authorized Signatory: bdutt@ironmanenergycapital.com

Facsimile Number of Authorized Signatory: 713-218-6946

Address for Notice to Purchaser: 2211 Norfolk, Suite 611, Houston, TX 77098

Address for Delivery of Securities to Purchaser (if not same as address for notice):

________________________________
________________________________

Subscription Amount: $300,000
Number of Shares: 500,000
Number of Warrants: 250,000

24

[PURCHASER SIGNATURE PAGES TO LUCAS ENERGY, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: John B. Helmers

Signature of Authorized Signatory of Purchaser: /s/ John B. Helmers

Name of Authorized Signatory: John B. Helmers

Title of Authorized Signatory: ___________________

Email Address of Authorized Signatory: john@helmersgang.net

Facsimile Number of Authorized Signatory: ________________

Address for Notice to Purchaser: Condominio Oceanica, 2 Calle Nairn, San Juan PR 00907

Address for Delivery of Securities to Purchaser (if not same as address for notice):

________________________________
________________________________

Subscription Amount: $1 Million
Number of Shares: 1,666,666
Number of Warrants: 833,333

Schedule 3.1(g)
Capitalization

•	29,991,283 shares of common stock outstanding;

•	2,000 shares of Series A Convertible Preferred Stock designated and outstanding; and

•	3,000 shares of Series B Convertible Preferred Stock designated, with no shares of Series B Convertible Preferred Stock outstanding.

Exhibit A

Warrant No. __-____	Number of Shares: ________
(subject to adjustment)
Date of Issuance: ____________

LUCAS ENERGY, INC.

COMMON STOCK PURCHASE WARRANT

Lucas Energy, Inc., a Nevada corporation (the “Company”), for value received, hereby certifies that [__________________], or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, in whole or in part, at any time and from time to time on or after the Date of Issuance on or before ____:00 p.m., New York time, on _________, 2019 and shall be void thereafter (the “Exercise Period”), [_________] shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), at an exercise price of $1.00 per share.  The shares purchasable upon exercise of this warrant (“Warrant”) and the exercise price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Exercise Price,” respectively.

1.           Exercise.

(a)           This Warrant may be exercised by the Registered Holder, in whole or in part, at any time and from time to time, by submitting a purchase form appended hereto as Exhibit A duly executed and completed by the Registered Holder or by the Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate by notice in writing to the Registered Holder, accompanied by either (i) cash or certified cashier’s check payable to the Company (or wire transfer of immediately available funds), in lawful money of the United States, of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise (the “Aggregate Exercise Price”); or (ii) if permitted by the Company or if the Warrant Shares issuable upon exercise of the Warrant have not been registered under the Securities Act of 1933, as amended, a written notice to the Company that the Registered Holder is exercising this Warrant on a “cashless” exercise basis by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Fair Market Value (as defined in Section 3 hereof) of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant). Notwithstanding anything herein to the contrary, the Registered Holder shall not be required to physically surrender this Warrant to the Company until the Registered Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Registered Holder shall surrender this Warrant to the Company for cancellation within three (3) business days of the date the final purchase form is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Registered Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any purchase form within one (1) business day of receipt of such notice. The Registered Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)           Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the applicable purchase form shall have been surrendered to the Company as provided in subsection 1(a) above (the “Exercise Date”).  At such time (subject only to the Company’s right to object to any purchase form as described in Section 1(a) above), the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c)           Within three (3) days after the date of exercise of this Warrant, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or such person as the Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involving the issuance and delivery of any such certificate upon exercise in a name other than that of the Registered Holder.  Notwithstanding the foregoing, the Registered Holder shall be solely responsible for any income taxes payable and arising from the issuance or exercise of this Warrant, or any ad valorem property or intangible tax assessed against the Registered Holder.

(d)           The Company shall use its best efforts to assist and cooperate with any Registered Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

(e)           Notwithstanding any other provision of this Warrant, if the exercise of all or any portion of this Warrant is to be made in connection with a registered public offering, a sale of the Company or any other transaction or event, such exercise may, at the election of the Registered Holder, be conditioned upon consummation of such transaction or event in which case such exercise shall not be deemed effective until the consummation of such transaction or event.

(f)           Exercise Limitations. Notwithstanding any other provision of this Warrant, the exercise of the Warrant shall be subject to the following limitations:

(i)           Share Cap. This Warrant is one of a series of Warrants issued by the Company, all dated the date hereof and of like tenor, except as to the number of shares of Common Stock subject thereto (collectively, the “Company Warrants” and collectively all of the Registered Holders of such Company Warrants, the “Registered Holders”). The aggregate number of shares of Common Stock issued upon exercise of the Company Warrants at an Exercise Price less than the greater of the book or market value (as determined in accordance with the rules and regulations of the NYSE MKT) of the Common Stock on the Date of Issuance, when added together with the 3,333,333 shares of Common Stock issued by the Company in the transaction pursuant to which this Warrant was first issued on April [__], 2014, may not exceed 19.99% of the Company’s 29,991,283 shares outstanding on April [__], 2014 (the “Share Cap”). No shares of Common Stock issuable upon exercise of the Warrant shall be issuable, to the extent that after giving effect to the exercise, the Company would exceed the Share Cap; provided, however, that so long as additional Company Warrants remain unexercised, the Warrant shall not be exercised to purchase a number of shares of Common Stock in excess of the Warrant’s pro rata share of the Share Cap.

(ii)           Exercise Lock-up Period. The Registered Holder will not, for a period commencing on the Date of Issuance and ending one hundred and eighty (180) days after the Date of Issuance, exercise this Warrant (the “Exercise Lock-up Period”). No waiver or amendment of the Exercise Lock-up Period shall be effective until sixty five (65) days after the date of such amendment or the granting of such waiver. Notwithstanding the foregoing, upon the occurrence of any Organic Change (as defined in subsection 2(e)), the Exercise Lock-up Period shall not apply and the Warrant shall become immediately exercisable.

2.           Adjustments.  In order to prevent dilution of the rights granted under this Warrant and to grant the Registered Holder certain additional rights, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 2.

(a)           Adjustment for Stock Splits and Combinations.  If the Company shall at any time after the date on which this Warrant was first issued (the “Original Issue Date”) while this Warrant remains outstanding and unexpired in whole or in part, effect a subdivision (by any stock split or otherwise) of the outstanding Common Stock into a greater number of shares, the Exercise Price in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased.  Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately before the combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective

(b)           Adjustment for Certain Dividends and Distributions.  In the event the Company at any time, or from time to time after the Original Issue Date while this Warrant remains outstanding and unexpired in whole or in part shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Exercise Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

(i)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(ii)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c)           Adjustment for Reclassification, Exchange and Substitution.  If at any time after the Original Issue Date while this Warrant remains outstanding and unexpired in whole or in part, the Common Stock issuable upon exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, this Warrant will thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of exercise of this Warrant and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment in this Section 2.

(d)           Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the Original Issue Date while this Warrant remains outstanding and unexpired in whole or in part shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Registered Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

(e)           Adjustment for Mergers or Reorganizations, etc. Any reorganization, recapitalization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction involving the Company (except for Company Combinations as described in Section 2(g), below) in which the Common Stock is converted into or exchanged for securities, cash or other property while this Warrant remains outstanding and unexpired in whole or in part (other than a transaction covered by subsections 2(a), 2(b) or 2(d)) is referred to herein as an “Organic Change”. Prior to the consummation of any such Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants then remaining outstanding and unexpired) to ensure that the Registered Holder shall have the right to receive, in lieu of or in addition to (as the case may be) such shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant, the kind and amount of securities, cash or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place.  In such case, appropriate adjustment (in form and substance satisfactory to the Registered Holders of the Warrants then remaining outstanding and unexpired) shall be made with respect to the Registered Holder’s rights and interests to ensure that the provisions of this Section 2 shall thereafter be applicable to the Warrants (including, in the case of any Organic Change where the successor entity or purchasing entity is other than the Company, an immediate reduction to the Exercise Price to the value of the Common Stock reflected by the terms of the Organic Change and a corresponding increase in the number of shares of Common Stock acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price then in effect immediately prior to such Organic Change).  The Company shall not effect any reorganization, recapitalization, consolidation or merger unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of the Warrants then remaining outstanding and unexpired) the obligation to deliver to each Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire; provided, that any assumption shall not relieve the Company of its obligations hereunder.

(f)           Adjustments to the Conversion Prices for Certain Dilutive Issuances.

(i)           Special Definitions.  For purposes of this Section 2(f), the following definitions apply:

(A)           “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 2(f)(iii), deemed to be issued) by the Company after the Original Issue Date other than shares of Common Stock issued or issuable:

(1)           to officers, directors, consultants or employees of the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Company’s Board of Directors (the “Board of Directors”), subject to adjustment for all subdivisions and combinations;

(2)           in connection with the re-negotiation, modification, extension or re-pricing of debt of the Company outstanding on the Original Issue Date, subject to the prior written approval of Registered Holder; or

(3)           for which adjustment of the Exercise Price is made pursuant to Section 2(f)(iv).

(B)           “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

(C)           “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(ii)           No Adjustment of Exercise Price.  Any provision herein to the contrary notwithstanding, no adjustment to the Exercise Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 2(f)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, such issue.

(iii)           Deemed Issuance of Additional Shares of Common Stock.  In the event the Company at any time or from time to time after the Original Issue Date while this Warrant remains outstanding and unexpired in whole or in part shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A)           no further adjustments to the Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Exercise Price shall effect Common Stock previously issued upon conversion of the Company’s preferred stock); and

(C)           no readjustment pursuant to clause (A) or (B) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (a) the Exercise Price on the original adjustment date or (b) the Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(iv)           Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock.

(A)           Adjustments within one year after the Original Issue Date. In the event the Company at any time within one year after the Original Issue Date while this Warrant remains outstanding and unexpired in whole or in part shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2(f)(iii)) without consideration or for consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then and in such event, the Exercise Price shall be reduced, concurrently with such issue, to the lowest price per share for which any one Additional Share has been issued.  For purposes of this paragraph, the “lowest price per share for which any one Additional Share has been issued” shall be equal to the sum of the lowest amount of consideration (but not less than $.01) received or receivable by the Company with respect to any one Additional Share.

(B)           Adjustments one year after the Original Issue Date. In the event the Company at any time one year after the Original Issue Date while this Warrant remains outstanding and unexpired in whole or in part shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2(f)(iii)) without consideration or for consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Exercise Price then in effect, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.  For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options bearing an exercise price which is lower than the price at which the Additional Shares of Common Stock were issued had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

(v)           Determination of Consideration.  For purposes of this Section 2(f), the consideration received by the Company in connection with the issuance of any Additional Shares of Common Stock shall be computed as follows:

(A)           Cash and Property.  Such consideration shall:

(1)           insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

(2)           insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined by the Board of Directors in good faith; and

(3)           in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both cash and property, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined by the Board of Directors in good faith.

(B)           Options and Convertible Securities.  The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(f)(iii) relating to Options and Convertible Securities shall be determined by dividing:

(1)           the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(g)           Adjustment of Exercise Price Upon Business Combination.  In the event the Company at any time after the Original Issue Date while this Warrant remains outstanding and unexpired in whole or in part shall acquire ownership of another entity or a significant amount of assets from another person or entity by way of an asset purchase agreement, merger (pursuant to which the Company is the surviving entity and the Common Stock is not converted or exchanged), business combination or share exchange pursuant to which shares of Common Stock, Options and/or Convertible Securities are issued or granted by the Company as partial or sole consideration to the counterparty or counterparties in such transaction or series of transactions (a “Company Combination”), then and in such event, the Exercise Price shall be reduced, to the Fair Market Value of the Common Stock on the date thirty (30) days after the closing of the Company Combination (the “Company Combination Price”), provided that no adjustment in the Exercise Price shall be made if such Company Combination Price is greater than the Exercise Price in effect on the date such Company Combination Price is determined.

(h)           Other Events.  If any event occurs that would adversely affect the Registered Holder’s rights but not expressly provided for by this Section 2 (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and number of Warrant Shares subject to this Warrant so as to protect the Registered Holder’s rights; provided, however, that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 2.

(i)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the Registered Holder, promptly furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Registered Holder.

3.           Fractional Shares.  The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value (“Fair Market Value”) per share of Common Stock, such Fair Market Value to be determined as follows:

(a)           If traded on a market or exchange, the Fair Market Value shall be deemed to be the average of the closing prices of the securities on such market or exchange, or, if there has been no sales on any such market or exchange on any day, the average of the highest bid and lowest asked prices on such exchange or quotation system as of 4:00 p.m., New York time, or, if on any day such security is not traded on a market or exchange, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the OTC Market Group, Inc. or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the business day as of which Fair Market Value is being determined and the twenty-nine (29) consecutive business days prior to such day; or

(b)           If at any time such security is not listed on any securities market or exchange or quoted in the over-the-counter market, the Fair Market Value shall be the fair value thereof, as determined jointly by the Board of Directors and the Registered Holders of the Warrants then remaining outstanding and unexpired.  If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company’s Board of Directors and the Registered Holders of the Warrants then remaining outstanding and unexpired.  The determination of the appraiser shall be final and binding upon the parties and the Company shall pay the fees and expenses of such appraiser.

4.           No Impairment.  The Company will not, by amendment of its charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock obtainable upon the exercise of this Warrant and (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

5.           Notices of Record Date, etc.  In the event:

(a)           the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b)           of any Organic Change; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holders at least twenty (20) days prior to the record date specified therein (or such shorter period approved by a majority of the holders) and at least twenty (20) days prior to the effective date of such event specified in clause (b) or (c) hereof a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such Organic Change, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such Organic Change, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  Nothing herein shall prohibit the Registered Holder from exercising this Warrant during the twenty (20) day period commencing on the date of such notice.

6.           Reservation of Stock.  The Company covenants that for the duration of the Exercise Period, the Company will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the exercise of this Warrant and free of preemptive rights, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.  The Company further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued is insufficient to permit the exercise of this Warrant.

7.           Issuance Upon Exercise.  All shares of Common Stock issuable upon exercise of this Warrant will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).  The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

8.           Exchange of Warrants.  Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

9.           Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of a Registered Holder shall be satisfactory) of the ownership and loss, theft, destruction or mutilation of any certificate evidencing this Warrant and in the case of loss, theft or destruction, upon delivery of an unsecured indemnity agreement of the Registered Holder in form reasonably satisfactory to the Company, or in the case of mutilation, upon surrender and cancellation of such certificate, the Company shall, at its expense, execute and deliver in lieu of such certificate, a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

10.           Transfers, etc.

(a)           The Company shall maintain a register at its principal executive office containing the name and address of the Registered Holder of this Warrant.  The Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

(b)           This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal executive office of the Company.

(c)           Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

(d)           The Company shall not close its books against the transfer of this Warrant or any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.  The Company shall from time to time take all such action as may be necessary to ensure that the par value per share of the unissued Common Stock acquirable upon exercisable of this Warrant is at all times equal to or less than the Exercise Price then in effect.

11.           Mailing of Notices, etc.  Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of:  (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five (5) days after mailing via certified mail, return receipt requested.  All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:

If to the Registered Holder:

[Insert Address]
Phone: _____________________________
Fax:_____________________________
Attn:_____________________________

With a copy to (which does not constitute notice):

[Insert name of Registered Holder’s law firm]
[Insert Address]
Phone:______________________________
Fax:________________________________
Attn:_______________________________

If to the Company:

Lucas Energy, Inc.
3550 Timmons Lane, Suite 1550
Houston, Texas  77027
Phone: (713) 528-1881
Fax: (713) 337-1510
Attn: Anthony C. Schnur

With a copy to (which does not constitute notice):

The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Phone: (713) 524-4110
Fax: (713) 524-4122
Attn: David M. Loev

Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the Company and the other parties hereto.

12.           No Rights or Liabilities as Stockholder.  Subject to the provisions of Sections 2 and 5 hereof, until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions or to receive notice of, or attend meetings of stockholders or any other proceedings of the Company. Notwithstanding the foregoing, in the event (a) the Company effects a split of the Common Stock by means of a stock dividend and the Exercise Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (b) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

13.           Amendment or Waiver.  Any term of this Warrant may be amended or waived upon the written consent of the Company holders of the Company Warrants; provided that any such amendment or waiver must apply to all Company Warrants then outstanding; and provided further that the number of Warrant Shares subject to this Warrant, the Exercise Price of this

Warrant, and the number of shares or class of stock obtainable upon exercise of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the holder of this Warrant (it being agreed that an amendment to or waiver under any of the provisions of Section 2 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price).  The Company shall promptly give notice to all holders of the Company Warrants of any amendments effected in accordance with this Section 13.  No special consideration may be given to any holder as inducement to waive or amend this Warrant unless such consideration is given equally and ratably to all holders.

14.           Successors and Assigns.  This Warrant shall be binding upon and inure to the benefit of the Registered Holder and its assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets.  The Company may not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Registered Holder.  The Registered Holder may assign this Warrant without the Company’s prior written consent, subject to Section 10 of this Warrant.

15.           Remedies.  In the event of a breach by the Company of any of their obligations under this Warrant, the Registered Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of its breach of any of the provisions of this Warrant and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

16.           Section Headings.  The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

17.           Counterparts.  This Warrant may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

18.           Severability.  The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Warrant, as applied to any party or to any circumstance, is adjudged by a court, governmental body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties agree that the court, governmental body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

19.           Titles and Subtitles. The article and section headings contained in this Warrant are inserted for convenience only and will not affect in any way the meaning or interpretation of this Warrant.

20.           Third Parties. Nothing in this Warrant, express or implied, is intended to confer upon any person other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Warrant.

21.           Governing Law. This Warrant and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

[___________________________]
Name:
Title:

[Corporate Seal]

ATTEST:

_________________________

EXHIBIT A

PURCHASE FORM

To: _________________	Dated: ____________

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full exercise price for such shares at the price per share provided for in such Warrant, which is $________ in lawful money of the United States.

[_____________________________________]

______________________________________ Name: Title:

Address: _______________________________
_______________________________

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:_____________________

[_____________________________________]

______________________________________ Name: Title:

Signature Guaranteed:

By:

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.